UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

August 4, 2018

Date of Report (Date of Earliest event reported)

DLT Resolution Inc.
(Exact Name of Registrant as Specified in its Charter)

Nevada	333-148546	20-8248213
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5940 S. Rainbow Blvd, Ste 400-32132 Las Vegas NV 89118

(Address of principal executive offices) (Zip Code)

1 (702) 796-6363

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 8.01 Other Events

On August 4, 2018 DLT Resolution Inc. (“The Company”) was served with a statement of claim from a minority shareholder and former officer of its subsidiary A.J.D. Data Services Ltd. (“A.J.D. (A.J.D.”). The claim alleges Damages in the amount of CAD $650,000.00 ($490,000 USD) for wrongful dismissal, breach of contract, repudiation, lost benefits, lost opportunities for advancement, out-of-pocket costs, statuary minimum notice entitlements and representing pay in lieu of notice, benefits, as well as special damages for out-of-pocket and other costs.

Management is in the belief that this claim is frivolous and without merit. The Company is retaining counsel and will defend this action and will counter claim for damages.

While management is confident in the successful outcome of this litigation, there always remains the inherit risk of a ruling in the plaintiff’s favour or that The Company could be forced to spend far too much of its financial and human resources in defending and filing a counter claim. In this case it may cause losses to the Company and may affect the price of its common shares causing potential loss for its shareholders.

Disclaimer: This filing contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Act of 1934. These forward-looking statements are based largely on the expectations or forecasts of future events, can be affected by inaccurate assumptions, and are subject to various business risks and known and unknown uncertainties, a number of which are beyond the control of management. Therefore, actual results could differ materially from the forward-looking statements contained in this press release. Additional information respecting the factors that could materially affect the Company and its operations are contained in its annual report on Form 10K, Form 10-Q’s, 8K’s and other periodic reporting as filed with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update or revise any forward-looking statement.

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SIGNATURE(S)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

DLT Resolution Inc.

Date: September 7, 2018	By:	/s/ John S. Wilkes
	Name:	John S. Wilkes
	Title:	President and Chief Executive Officer

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